Exhibit 32

                            Certification Pursuant to
        Section 1350 of chapter 63 of title 18 of the United States Code

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of Mikron Infrared, Inc. ("Mikron"), that, to his knowledge, the Annual Report of Mikron on Form 10-KSB for the fiscal year ended October 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Mikron.

Dated: January 29, 2004


                                          /s/ Gerald D. Posner
                                          -----------------------------------
                                          Gerald D. Posner, President and CEO


                                          /s/ Paul A. Kohmescher
                                          -----------------------------------
                                          Paul A. Kohmescher, VP and CFO


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